Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NuVasive, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Gregory T. Lucier, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.      The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2016

/s/ Gregory T. Lucier
Gregory T. Lucier
Chairman and Chief Executive Officer

In connection with the Annual Report, I, Quentin S. Blackford, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.      The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2016

/s/ Quentin S. Blackford
Quentin S. Blackford
Executive Vice President and Chief Financial Officer